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Exhibit 10.6

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

          This Agreement is made and entered into as June 19, 2003 by and between 20/20 Networks, Inc. hereinafter referred to as the "Company"), with its principal place of business at 20700 Ventura Blvd, Suite 227 Los Angeles, CA 91364 and Brian Vollmer with his place of business at 553 N PCH #276 Redondo Beach CA 90277 hereinafter referred to as "BV".

                                    RECITALS

A. WHEREAS, the Company is a public company trading on the OTC:BB under the symbol "TWNK"

B WHEREAS, BV is contracted as to all aspects of the Corporate Imaging to help increase marketing and advertising awareness, heighten brand awareness, differentiate products/services and to gain national recognition of the corporate name, and increase product sales revenues. In addition BV will give BV access to its telecommunications and government contacts in Mexico and other foreign countries for the purpose of setting up telecommunications networks.

C. WHEREAS, the Company wishes to engage BV on a nonexclusive basis as an independent contractor to the Company. D.WHEREAS, the BV is willing to be so retained on the terms and conditions as set forth in this Agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows: 1.Engagement. The Company hereby retains and engages BV to perform the following consulting services (the "Consulting Services");

1.1 Duties BV. will provide such services and advice to the Company so as to assist the Company with matters relating to the Telecommunications industry.

1.2.Duties Expressly Excluded. This Agreement expressly excludes BV from providing any and all capital formation and/or public relation services to the Company including direct or indirect promotion of the Company's securities; and/or assistance in making of a market in the Company's securities

2. Consideration. The Company and BV agree that BV will receive from the Company's a fee of One Hundred Thousand (150,000) shares of the Company's common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement. Such shares are to be qualified by the company under an S-8 registration as soon as practical.

3.Term. This Agreement shall be effective for a term of twelve (6) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

4. Expenses. BV shall bear its out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement from the Company unless such expenses are pre-approved by the Company.


5.BV's Liability. In the absence of gross negligence or willful misconduct on the part of the BV or the BV's breach of any terms of this Agreement, BV shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of BV or the breach by BV of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold BV harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of BV) which may in any way result from services rendered by BV pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by BV without the prior approval or authorization of the Company.

6. Company's Liability. BV agrees to defend, indemnify, and hold the Company harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

a. BV's activities and operations fully comply with now and will comply with in the future all applicable state and federal laws and regulations;

b. BV understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, BV or affiliates, trade in the securities of GVN companies while in possession of material non-public information;

c. Provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the BV, or (iii) required to be disclosed by BV pursuant to judicial or governmental order.

The BV shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:

d. BV agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the BV herein are no longer true and correct or if a breach of any of the representations and warranties made by the BV herein occurs,

7. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the BV and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

8. Waiver. No waiver of nay of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

9. Assignments and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. 10.Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

Company: 20/20 Networks Inc

20700 Ventura Blvd, Suite 227
Los Angeles, CA 91364

Brian Vollmer

553 N PCH #276

Redondo Beach CA 90277

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

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11. Severability. Every provision of this Agreement is intended to be severable.
If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to conflicts of laws.

13. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

14. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

15. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

16. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

17. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto duly execute this Agreement as of the date first written above.

BY:        /s/ Brian Vollmer
           ------------------------
           Brian Vollmer BV"


BY:        /s/ Edward Gallagher
           ------------------------
           Edward Gallagher CEO

           20/20 Networks, Inc.

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